UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-A

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FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

EATON VANCE FLOATING-RATE 2022 TARGET TERM TRUST

(Exact Name of Registrant as Specified in Its Charter)

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MASSACHUSETTS (State of Incorporation or Organization)	82-1046151 (I.R.S. Employer Identification No.)

Two International Place,
Boston, Massachusetts 02110

(Address of Principal Executive Offices)

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Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class To be so Registered Common Shares of Beneficial Interest, $0.01 par value per share	Name of Each Exchange On Which Each Class is to be Registered New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ⌧

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.

Securities Act registration statement file number to which this form relates: 333-216805

Securities to be registered pursuant to Section 12(g) of the Act: NONE

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The shares (the “Shares”) to be registered hereunder are common shares of beneficial interest, $0.01 par value per share, of Eaton Vance Floating-Rate 2022 Target Term Trust (the “Registrant”). A description of the Shares is contained under the heading “Description of Capital Structure — Common Shares” in the prospectus included in the Registrant’s registration statement on Form N-2, which registration statement was filed under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, on March 17, 2017 (Registration Nos. 333-216805 and 811-23240, respectively), as the same may be amended, and such description is incorporated herein by reference.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or are incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

EATON VANCE FLOATING-RATE 2022 TARGET TERM TRUST

Date: July 19, 2017

By: /s/ Payson F. Swaffield Name: Payson F. Swaffield Title: President